Exhibit 99.1
TriNet Announces First Quarter 2017 Results
10% Growth in Total Revenues and 22% Growth in Net Service Revenues for the First Quarter
148% Growth in Net Income and 62% Growth in Adjusted Net Income for the First Quarter

SAN LEANDRO, Calif. — May 2, 2017 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small to midsize businesses, today announced financial results for the first quarter ended March 31, 2017.
First quarter highlights include:

•	Total revenues increased 10% to $807.6 million, while Net Service Revenues increased 22% to $199.0 million, each as compared to the same period last year.

•	Total WSEs at March 31, 2017 increased 2% from March 31, 2016, to approximately 331,000.

•	Average WSEs increased 3% to approximately 328,000 as compared to the same period last year.

•	Net income was $28.7 million, or $0.41 per diluted share, compared to net income of $11.6 million, or $0.16 per diluted share, in the same period last year.

•	Adjusted Net Income was $31.6 million, or $0.45 per diluted share, compared to Adjusted Net Income of $19.5 million, or $0.27 per diluted share, in the same period last year.

•	Adjusted EBITDA was $63.3 million, a 50% increase from the same period last year.

“We began the year with strong financial performance, and we are well positioned to achieve our 2017 financial goals,” said Burton M. Goldfield, TriNet's President and CEO.  “The steps we’ve taken during the past year to strengthen our management team, improve our operational discipline and further expand on the differentiated vertical products, are beginning to pay off. Going forward, we are committed to executing our strategic plan, including completing our platform consolidation, laying the groundwork to launch additional vertical products and profitably expanding our business.”
TriNet’s total revenues for the first quarter of 2017 increased 10% from the first quarter of 2016 to $807.6 million, while Net Service Revenues increased 22% from the first quarter of 2016 to $199.0 million. Net Service Revenues consisted of professional service revenues of $120.1 million and Net Insurance Service Revenues of $78.8 million. Net Insurance Service Revenues consisted of insurance service revenues of $687.5 million, less insurance costs of $608.6 million. Professional service revenues for the first quarter of 2017 increased 7%, and Net Insurance Service Revenues increased 55%, compared to the first quarter of 2016.
At March 31, 2017, TriNet had cash and cash equivalents of $216.1 million and total debt of $449.8 million.

Quarterly Report on Form 10-Q

We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the three months ended March 31, 2017 today, May 2, 2017, and it will be available at www.trinet.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.

Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and the outlook for the 2017 second quarter. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10105196. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10105196.
About TriNet
TriNet is a leading provider of a comprehensive human resources solution for small to midsize businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner and allowing them to focus on operating and growing their core businesses. Our HR solution includes services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers' compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our technology platform, with online and mobile tools, which allow our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements including, among other things, TriNet’s expectations regarding: its ability to execute its strategic plan, its ability to make enhancements to its technology platform and complete its platform consolidation, its ability to launch additional vertical products and its ability to profitably expand its business. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements.
Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with the market acceptance of outsourcing the HR function, and the anticipated benefits associated with the use of a bundled HR solution; changes to and our ability to comply with laws and regulations, including both those applicable to the co-employment relationship as well as those applicable to our clients’ businesses and their employees; the amendment, repeal, replacement or continuing implementation of the Affordable Care Act and other health care reform, which may be more challenging in a changing political environment; our ability to maintain the security of our information technology (IT) infrastructure against cyber-attacks and security breaches; our ability to manage unexpected changes in workers’ compensation and health insurance claims by worksite employees; the unpredictable nature of our costs and operating expenses, in particular our workers’ compensation and health insurance costs; our ability to remediate the material weaknesses in our internal controls over financial reporting; our ability to effectively acquire and integrate new businesses; our ability to gain new clients, and our clients’ ability to grow and gain more employees; our ability to effectively acquire and integrate new businesses; volatility in the financial and economic environment to small and mid-sized businesses; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.

Further information on risks that could affect TriNet’s results is included in our filings with the Securities and Exchange Commission (SEC), including our most recently filed Annual Report on Form 10-K filed with the SEC on February 28, 2017, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Fatima Afzal
TriNet	TriNet
Investorrelations@TriNet.com	Fatima.Afzal@TriNet.com
(510) 875-7201	(510) 875-7265
TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet.

FINANCIAL HIGHLIGHTS

Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended March 31,		Percent
(in thousands, except per share and operating metrics data)	2017	2016	Change
Income Statement Data:
Total revenues	$807,610	$732,939	10%
Operating income	49,487	25,902	91
Net income	28,737	11,577	148
Diluted net income per share of common stock	0.41	0.16	156
Non-GAAP measures (1):
Net Service Revenues (1)	198,968	163,250	22
Net Insurance Service Revenues (1)	78,847	50,847	55
Adjusted EBITDA (1)	63,343	42,153	50
Adjusted Net income (1)	31,577	19,533	62

Operating Metrics:
Total WSEs payroll and payroll taxes processed (in millions)	$9,816	$9,402	4%
Total WSEs at period end	330,731	324,103	2
Average WSEs	327,803	319,424	3

Cash Flow Data:
Net cash provided by operating activities	$75,904	$40,431	88%
Net cash used in investing activities	(6,848)	(5,607)	22
Net cash used in financing activities	(37,052)	(5,224)	609

(1)	Refer to Non-GAAP Financial Measures section below for definitions and reconciliations from GAAP measures.

(in thousands)	March 31, 2017	December 31, 2016	Percent Change
Balance Sheet Data:
Cash and cash equivalents	$216,054	$184,004	17%
Working capital	159,869	156,771	2
Total assets	1,872,672	2,095,143	(11)
Notes and capital leases payable	449,934	459,054	(2)
Total liabilities	1,830,125	2,060,553	(11)
Total stockholders’ equity	42,547	34,590	23

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2017	2016
Professional service revenues	$120,121	$112,403
Insurance service revenues	687,489	620,536
Total revenues	807,610	732,939
Insurance costs	608,642	569,689
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	56,450	45,705
Sales and marketing	49,191	48,708
General and administrative	25,302	27,650
Systems development and programming	11,040	6,389
Amortization of intangible assets	1,350	4,980
Depreciation	6,148	3,916
Total costs and operating expenses	758,123	707,037
Operating income	49,487	25,902
Other income (expense):
Interest expense and bank fees	(4,748)	(5,042)
Other, net	151	(42)
Income before provision for income taxes	44,890	20,818
Income tax expense	16,153	9,241
Net income	$28,737	$11,577
Other comprehensive income, net of tax	12	351
Comprehensive income	$28,749	$11,928

Net income per share:
Basic	$0.42	$0.16
Diluted	$0.41	$0.16
Weighted average shares:
Basic	68,509,328	70,521,066
Diluted	70,913,970	71,745,753

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$216,054	$184,004
Restricted cash and cash equivalents	14,578	14,569
Prepaid income taxes	27,583	42,381
Prepaid expenses	9,051	10,784
Other current assets	2,005	2,145
Worksite employee related assets	1,039,349	1,281,471
Total current assets	1,308,620	1,535,354
Workers' compensation collateral receivable	34,755	31,883
Restricted cash, cash equivalents and investments	127,715	130,501
Property and equipment, net	63,417	58,622
Goodwill	289,207	289,207
Other intangible assets, net	29,724	31,074
Other assets	19,234	18,502
Total assets	$1,872,672	$2,095,143
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,598	$22,541
Accrued corporate wages	40,908	30,937
Notes and capital leases payable, net	36,606	36,559
Other current liabilities	14,546	12,551
Worksite employee related liabilities	1,034,093	1,275,995
Total current liabilities	1,148,751	1,378,583
Notes and capital leases payable, net, noncurrent	413,328	422,495
Workers' compensation loss reserves	164,671	159,301
Deferred income taxes	91,847	92,373
Other liabilities	11,528	7,801
Total liabilities	1,830,125	2,060,553
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	543,600	535,132
Accumulated deficit	(500,461)	(499,938)
Accumulated other comprehensive loss	(592)	(604)
Total stockholders’ equity	42,547	34,590
Total liabilities and stockholders’ equity	$1,872,672	$2,095,143

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2017	2016
Operating activities
Net income	$28,737	$11,577
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,123	8,746
Stock-based compensation	6,207	7,397
Changes in operating assets and liabilities:
Restricted cash and cash equivalents	(877)	(3,202)
Prepaid income taxes	14,798	6,735
Prepaid expenses and other current assets	1,701	(1,157)
Workers' compensation collateral receivable	(2,872)	(7,688)
Other assets	148	(312)
Accounts payable	(413)	6,111
Accrued corporate wages and other current liabilities	11,903	(2,505)
Workers' compensation loss reserves and other non-current liabilities	8,229	15,205
Worksite employee related assets	242,122	346,563
Worksite employee related liabilities	(241,902)	(347,039)
Net cash provided by operating activities	75,904	40,431
Investing activities
Acquisitions of businesses	—	(300)
Proceeds from maturity of marketable securities	3,625	1,500
Acquisitions of property and equipment	(10,473)	(6,807)
Net cash used in investing activities	(6,848)	(5,607)
Financing activities
Repurchase of common stock	(27,595)	—
Proceeds from issuance of common stock on exercised options	2,099	504
Awards effectively repurchased for required employee withholding taxes	(1,987)	(656)
Repayment of notes and capital leases payable	(9,569)	(5,072)
Net cash used in financing activities	(37,052)	(5,224)
Effect of exchange rate changes on cash and cash equivalents	46	160
Net increase in cash and cash equivalents	32,050	29,760
Cash and cash equivalents at beginning of period	184,004	166,178
Cash and cash equivalents at end of period	$216,054	$195,938

Supplemental disclosures of cash flow information
Interest paid	$4,162	$4,083
Income taxes paid (refunded), net	(564)	2,572
Supplemental schedule of noncash investing and financing activities
Payable for purchase of property and equipment	$1,971	$1,435

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures
In addition to financial measures presented in accordance with U.S. GAAP, we monitor other non-GAAP financial measures that we use to manage our business, make planning decisions, allocate resources and as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide useful information that we use in order to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

NON-GAAP FINANCIAL MEASURES

Non-GAAP Measure	Definition	How We Use The Measure
Net Service Revenues	• Sum of professional service revenues and Net Insurance Service Revenues, or total revenues less insurance costs.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes.
• Acts as the basis to allocate resources to different functions and evaluates the effectiveness of our business strategies by each business function, and
• Provides a measure, among others, used in the determination of incentive compensation for management.

Net Insurance Service Revenues	• Insurance revenues less insurance costs.
• Is a component of Net Service Revenues, and
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes. Promotes an understanding of our insurance services business by evaluating insurance service revenues net of our WSE related costs which are substantially pass-through for the benefit of our WSEs. Under GAAP, insurance service revenues and costs are recorded gross as we have latitude in establishing the price, service and supplier specifications.

Adjusted EBITDA	• Net income, excluding the effects of: - income tax provision, - interest expense, - depreciation, - amortization of intangible assets, and - stock-based compensation expense.
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-cash charges such as depreciation and amortization, and stock-based compensation recognized based on the estimated fair values. We believe these charges are not directly resulting from our core operations or indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects, and
• Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted Net Income
• Net income, excluding the effects of:
- effective income tax rate(1),
- stock-based compensation,
- amortization of intangible assets,
- non-cash interest expense(2), and
- the income tax effect (at our effective tax rate(1)) of these pre-tax adjustments.

• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.

(1)
We have adjusted the non-GAAP effective tax rate to 40.5% for 2017, from 42.5% for 2016, due to a decrease in state income taxes from an increase in excludable income for state income tax purposes. These non-GAAP effective tax rates exclude the income tax impact from stock-based compensation and changes in uncertain tax positions.

(2)	Non-cash interest expense represents amortization and write-off of our debt issuance costs.

NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of Total revenues to Net Service Revenues:

	Three Months Ended March 31,		Change 2017 vs. 2016
(in thousands)	2017	2016	$	%
Total revenues	$807,610	$732,939	$74,671	10%
Less: Insurance costs	608,642	569,689	38,953	7
Net Service Revenues	$198,968	$163,250	$35,718	22%
The table below presents a reconciliation of Insurance service revenues to Net Insurance Service Revenues:

	Three Months Ended March 31,		Change 2017 vs. 2016
(in thousands)	2017	2016	$	%
Insurance service revenues	$687,489	$620,536	$66,953	11%
Less: Insurance costs	608,642	569,689	38,953	7
Net Insurance Service Revenues	$78,847	$50,847	$28,000	55%

The table below presents a reconciliation of Net income to Adjusted EBITDA:

	Three Months Ended March 31,
(in thousands)	2017	2016
Net income	$28,737	$11,577
Provision for income taxes	16,153	9,241
Stock-based compensation	6,207	7,397
Interest expense and bank fees	4,748	5,042
Depreciation	6,148	3,916
Amortization of intangible assets	1,350	4,980
Adjusted EBITDA	$63,343	$42,153
The table below presents a reconciliation of Net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended March 31,
(in thousands)	2017	2016
Net income	$28,737	$11,577
Effective income tax rate adjustment	(2,027)	394
Stock-based compensation	6,207	7,397
Amortization of intangible assets	1,350	4,980
Non-cash interest expense	622	775
Income tax impact of pre-tax adjustments	(3,312)	(5,590)
Adjusted Net Income	$31,577	$19,533
GAAP Weighted average shares of common stock - diluted	70,914	71,746
Adjusted Net Income per share - diluted	$0.45	$0.27